EXHIBIT 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Jeffrey D. Kastner, certify that:

  I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Flanigan’s Enterprises, Inc. for the period ended March 28, 2020; and

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Date: July 13, 2020	/s/ Jeffrey D. Kastner
Name: Jeffrey D. Kastner
Chief Financial Officer and Secretary

The foregoing certificate is provided solely for the purpose of complying with Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company’s future filings, including this Amendment No. 1 to quarterly report on Form 10-Q, in whole or in part, this certificate shall not be incorporated by reference into any such filings. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.